UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 17, 2009
(Date of Report: Date of earliest event reported)

Princeton Security Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-141482	20-5506885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

303C College Road, Princeton, New Jersey 08540
 (Address of principal executive office)

Registrant's telephone number, including area code: 609-924-7310

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 8.01 Other Events.

Princeton Security Technology, Inc.’s wholly owned subsidiary Princeton Gamma-Tech-Instruments, Inc. has entered into a contract with STUK, the Radiation and Nuclear Safety Authority of Finland for sale of equipment used for the latest Nuclear Power Plant safety network  .  The purchase price of the contract is $129,000 and the system is to be delivered by the end of August 2009.  Under the terms of the contract, Stuk has an option to purchase additional equipment after August 2009.

Princeton Security Technology, Inc.’s wholly owned subsidiary Princeton Gamma-Tech-Instruments, Inc. has received a Purchase Order from Savannah River Nuclear Solution LLC of two large High Purity Germanium Detector systems.  The purchase price of the contract is $107,000 and the systems are to be delivered  within July through October 2009.

Princeton Security Technology, Inc.’s wholly owned subsidiary Princeton Gamma-Tech-Instruments, Inc. has received a Purchase Order from Berkeley Nucleonic Corporation consisting of several different types of SAM Radioisotope Identifiers.  The purchase price of the contract  is $110,000 and the units are to be delivered within July through  October  2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Princeton Security Technologies, Inc.

By:           /s/  Juhani Taskinen
Date: June 17, 2009                                                                                 Juhani Taskinen, Chief Executive Officer

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